UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 20, 2008

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2755 Campus Drive, 3rd Floor San Mateo, California	94403-2538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 522-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 20, 2008, the Board of Directors of Serena Software, Inc. (“Serena”) approved the FY 2009 Executive Annual Incentive Plans for Serena’s executive officers. Under the terms of these plans, the executive officers will be eligible to receive performance-based cash incentive bonuses with aggregate target bonus amounts ranging from 50% to 100% of the participant’s annual base salary. Aggregate target bonus amounts are equal to 100% of the participant’s annual base salary for our President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Senior Vice President, Worldwide Field Operations, and 50% of the participant’s annual base salary for our Senior Vice President, Worldwide Marketing, Partner Programs and SaaS Strategy, Senior Vice President, Research and Development, and Senior Vice President, General Counsel and Secretary. The actual bonus amounts are subject to achievement of the following performance metrics: (a) with regard to our President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Senior Vice President, Worldwide Field Operations, achievement of annual license revenue and EBITA (earnings before interest, taxes and amortization) targets under our FY 2009 operating plan, weighted at 60% and 40%, respectively; (b) with regard to our Senior Vice President, Worldwide Marketing, Partner Programs and SaaS Strategy and Senior Vice President, Research and Development, achievement of annual license revenue and EBITA targets under our FY 2009 operating plan and management objectives, weighted at 40%, 26.7% and 33.3%, respectively, and (c) with regard to our Senior Vice President, General Counsel and Secretary, achievement of annual license revenue and EBITA targets under our FY 2009 operating plan and management objectives, weighted at 30%, 20% and 50%, respectively. For bonus amounts based on the achievement of financial metrics, achievement of less than 85% of the applicable financial metric will result in no payout of the applicable target bonus, achievement of 100% of the applicable financial metric will results in a 100% payout of the applicable target bonus and achievement of 115% of the applicable financial metric will result in a 200% payout of the applicable target bonus. Payouts based on the achievement of financial metrics are capped at 200%. The cash incentive bonuses will be calculated and paid out on an annual basis for our President and Chief Executive Officer, Senior Vice President, Chief Financial Officer and Senior Vice President, Worldwide Field Operations, and on a semi-annual basis for our Senior Vice President, Worldwide Marketing, Partner Programs and SaaS Strategy, Senior Vice President, Research and Development, and Senior Vice President, General Counsel and Secretary.

On February 20, 2008, the Board of Directors of Serena approved the adjustment of the lower bound and upper bound FY 2009 EBITA targets under performance-based stock option agreements that were previously granted to executive officers and other management personnel pursuant to Serena’s 2006 Stock Incentive Plan. The upper bound target was adjusted to 100% and the lower bound target was adjusted to 95% of the annual EBITA target under Serena’s FY 2009 operating plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
Name:	Edward F. Malysz
Title:	Senior Vice President,
General Counsel

Date: February 26, 2008